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 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549



Form 8-K



CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):

May 9, 1997



DRY DAIRY INTERNATIONAL, INC.
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(Exact name of registrant as specified in its charter)


          UTAH                      33-14065-D              87-0476117
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



10105 Amberwood Road, Ft. Myers, FL  33913
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(Address of principal executive office)



Registrant's telephone number, including area code: (941) 768-3555
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N/A
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 (Former name or former address, if changed since last report)










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ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     Effective May 9, 1997, pursuant to a Share Purchase Agreements dated April 28, 1997, Dry Dairy International, Inc. (the "Company") issued 1,000,000 shares of its common stock (the "Common Stock") at an average price of $0.010 per share, to Sage Capital Investments Limited, Nassau, Bahamas ("Sage"), for aggregate offering proceeds of $100,000. The Common Stock was offered and sold directly by the Company to Sage and no commissions were paid in connection with the offer and sale of the Common Stock.

     The offering was made in reliance on Regulation S promulgated under the Securities Act of 1933, as amended, based on the fact that the Company is a reporting issuer pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     The offer and sale was made in an offshore transaction (as defined in Regulation S) and no direct selling efforts were made in the United States by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.



 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                      DRY DAIRY INTERNATIONAL, INC.



Date:     May 14, 1997                    /S/R. Lee Matzig, President